Exhibit 99.1

Owens Corning Reports Fourth-Quarter and Full-Year 2018 Results

Company Delivered Record Revenue of $7.1 Billion in 2018;
Generated Net Earnings of $545 Million and Record Adjusted EBIT of $861 Million

•	Strong portfolio delivered double-digit EBIT margins in all three segments

•	Insulation increased EBIT by 64% to $290 million on revenue growth of 36%

•	Roofing produced EBIT of $434 million on revenue of $2.5 billion

•	Composites generated $251 million in EBIT and 12% EBIT margins

TOLEDO, Ohio - February 20, 2019 - Owens Corning (NYSE: OC) today reported consolidated net sales of $1.7 billion in fourth-quarter 2018, compared with net sales of $1.6 billion in fourth-quarter 2017, an increase of 7%. Full-year 2018 consolidated net sales were $7.1 billion, compared with net sales of $6.4 billion in 2017, an increase of 11%.

Fourth-quarter 2018 net earnings attributable to Owens Corning were $171 million, or $1.55 per diluted share, compared with a net loss of $4 million, or $0.04 per diluted share, during the comparable quarter in 2017. Fourth-quarter 2018 adjusted earnings were $152 million, or $1.38 per diluted share, compared with $125 million, or $1.11 per diluted share, during the same period one year ago. (See Use of Non-GAAP Measures, See Table 7).

Full-year 2018 net earnings attributable to Owens Corning were $545 million, or $4.89 per diluted share, compared with $289 million, or $2.55 per diluted share, during 2017. Adjusted earnings in 2018 were $550 million, or $4.94 per diluted share, compared with $498 million, or $4.40 per diluted share, during 2017.

“Owens Corning had another record year in terms of revenue and adjusted EBIT, with all three businesses delivering double-digit EBIT margins,” said Chairman and Chief Executive Officer Mike Thaman. “Today, Owens Corning is a more resilient and diversified company, better able to generate attractive returns for investors through the cycle.”

Return of Capital Actions and Other Highlights

•	During 2018, Owens Corning repurchased 2.9 million shares of its common stock for $203 million. As of the end of 2018, 4.6 million shares were available for repurchase under the current authorization.

•
On February 7, 2019, the Owens Corning Board of Directors declared a quarterly cash dividend of $0.22 per common share, a 5% increase compared with the same period in the prior year. The dividend will be payable on April 2, 2019, to shareholders of record as of March 8, 2019. During 2018, $92 million of cash was returned to shareholders through dividends.

•	Owens Corning sustained a high level of safety performance in 2018, with a recordable incident rate of 0.52, similar to last year.

•
The Board of Directors elected Brian Chambers, currently President and Chief Operating Officer, to succeed Mike Thaman as CEO, effective April 18, 2019. Mr. Thaman, who has served as Chairman since 2002 and as CEO since 2007, announced his retirement as CEO and will continue as Chairman of the Board.

2019 Outlook

•	The company expects an environment consistent with consensus expectations for global industrial production growth, U.S. housing starts, and global commercial and industrial construction growth.

•
In Insulation, the company expects a flat macroeconomic outlook for the North America residential fiberglass insulation business. In this business, the company expects continued positive pricing momentum to be offset by lower volumes and production curtailments. In the technical and other building insulation businesses, the company expects earnings growth driven by improved operating performance and growth in global construction and industrial insulation markets.

•
In Composites, the company expects growth in the glass fiber market consistent with global industrial production growth, with a more uncertain global economic environment. The company expects volume growth and improved operating performance to be offset by inflation.

•
In Roofing, the company expects relatively flat U.S. shingle end-market demand with industry shipments slightly below last year, assuming average storm demand. For Owens Corning, the company anticipates a favorable geographic mix comparison with the prior year and a higher share of shipments. Contribution margins entering 2019 position the business for continued strong performance.

•
The company estimates an effective tax rate of 26% to 28%, and a cash tax rate of 10% to 12% on adjusted pre-tax earnings, due to the company’s U.S. tax net operating loss and foreign tax credit carryforwards.

•
The company expects general corporate expenses to be between $140 million and $150 million. Capital additions are expected to total approximately $500 million, with an increased focus on productivity improvements. Interest expense is expected to be approximately $130 million.

•
The company anticipates returning to strong conversion of adjusted earnings into free cash flow. The company plans to prioritize free cash flow to ongoing dividends and reduction of the term loan associated with the purchase of Paroc. Additional free cash flow could be available for share repurchases under the company’s existing authorization.

Fourth-Quarter and Full-Year 2018 Conference Call and Presentation
Wednesday, February 20, 2019
9 a.m. Eastern Time

All Callers

•	Live dial-in telephone number: U.S. 1.888.317.6003; Canada 1.866.284.3684; and other international +1.412.317.6061.

•	Entry number: 732-4995 (Please dial in 10-15 minutes before conference call start time)

•	Live webcast: https://services.choruscall.com/links/oc190220.html

Telephone and Webcast Replay

•
Telephone replay will be available one hour after the end of the call through February 27, 2019. In the U.S., call 1.877.344.7529. In Canada, call 1.855.669.9658. In other international locations, call +1.412.317.0088.

•	Conference replay number: 101-28-253

•	Replay available at https://services.choruscall.com/links/oc190220.html

•	Webcast replay available until February 20, 2020.

About Owens Corning
Owens Corning is a global leader in insulation, roofing, and fiberglass composite materials. Its insulation products conserve energy and improve acoustics, fire resistance, and air quality in the spaces where people live, work, and play. Its roofing products and systems enhance curb appeal and protect homes and commercial buildings alike. Its fiberglass composites make thousands of products lighter, stronger, and more durable. Owens Corning provides innovative products and solutions that deliver a material difference to its customers and, ultimately, make the world a better place. The business is global in scope, with operations in 33 countries. It is also human in scale, with approximately 20,000 employees cultivating local and longstanding relationships with customers. Based in Toledo, Ohio, USA, the company posted 2018 sales of $7.1 billion. Founded in 1938, it has been a Fortune 500® company for 64 consecutive years. For more information, please visit www.owenscorning.com.

Use of Non-GAAP Measures
Owens Corning uses non-GAAP measures in its earnings press release that are intended to supplement investors’ understanding of the company’s financial information. These non-GAAP measures include EBIT, adjusted EBIT, adjusted earnings, adjusted diluted earnings per share attributable to Owens Corning common stockholders (“adjusted EPS”), adjusted pre-tax earnings, free cash flow and free cash flow conversion. When used to report historical financial information, reconciliations of these non-GAAP measures to the corresponding GAAP measures are included in the financial tables of this press release. Specifically, see Table 2 for EBIT and adjusted EBIT, Table 7 for adjusted earnings and adjusted EPS, and Table 8 for free cash flow.
For purposes of internal review of Owens Corning’s year-over-year operational performance, management excludes from net earnings attributable to Owens Corning certain items it believes are not representative of ongoing operations. The non-GAAP financial measures resulting from these adjustments (including adjusted EBIT, adjusted earnings, adjusted EPS and adjusted pre-tax earnings) are used internally by Owens Corning for various purposes, including reporting results of operations to the Board of Directors, analysis of performance, and related employee compensation measures. Management believes that these adjustments result in a measure that provides a useful representation of its operational performance; however, the adjusted measures should not be considered in isolation or as a substitute for net earnings attributable to Owens Corning as prepared in accordance with GAAP.
Free cash flow is a non-GAAP liquidity measure used by investors, financial analysts and management to help evaluate the company's ability to generate cash to pursue opportunities that enhance shareholder value. Free cash flow is not a measure of residual cash flow available for discretionary expenditures due to the company’s mandatory debt service requirements. As a conversion ratio, free cash flow is compared to adjusted earnings. Free cash flow and free cash flow conversion are used internally by the company for various purposes, including reporting results of operations to the Board of Directors of the company and analysis of performance. Management believes that these measures provide a useful representation of our operational performance and liquidity;

however, the measures should not be considered in isolation or as a substitute for net cash flow provided by operating activities or net earnings attributable to Owens Corning as prepared in accordance with GAAP.
When the company provides forward-looking expectations for non-GAAP measures, the most comparable GAAP measures and a reconciliation between the non-GAAP expectations and the corresponding GAAP measures are generally not available without unreasonable effort due to the variability, complexity and limited visibility of the adjusting items that would be excluded from the non-GAAP measures in future periods. The variability in timing and amount of adjusting items could have significant and unpredictable effect on our future GAAP results.
Forward-Looking Statements
This news release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements are subject to risks, uncertainties and other factors and actual results may differ materially from those results projected in the statements. These risks, uncertainties and other factors include, without limitation: levels of residential and commercial construction activity; relationships with key customers; competitive and pricing factors; levels of global industrial production; demand for our products; industry and economic conditions that affect the market and operating conditions of our customers, suppliers or lenders; domestic and international economic and political conditions, including new legislation, policies or other governmental actions in the U.S. or elsewhere; changes to tariff, trade or investment policies or laws; foreign exchange and commodity price fluctuations; our level of indebtedness; weather conditions; issues involving implementation and protection of information technology systems; availability and cost of credit; availability and cost of energy, transportation, raw materials or other inputs; labor disputes; legal and regulatory proceedings, including litigation and environmental actions; our ability to utilize net operating loss carry-forwards; research and development activities and intellectual property protection; interest rate movements; uninsured losses; issues related to acquisitions, divestitures and joint ventures; achievement of expected synergies, cost reductions and/or productivity improvements; levels of goodwill or other indefinite-lived intangible assets; defined benefit plan funding obligations; price volatility in certain wind energy markets in the U.S.; and factors detailed from time to time in the company’s Securities and Exchange Commission filings. The information in this news release speaks as of February 20, 2019, and is subject to change. The company does not undertake any duty to update or revise forward-looking statements except as required by federal securities laws. Any distribution of this news release after that date is not intended and should not be construed as updating or confirming such information.

Media Inquiries:	Investor Inquiries:
Katie Merx	Thierry Denis
419.248.6496	419.248.5748

Owens Corning Investor Relations News

Table 1
Owens Corning and Subsidiaries
Consolidated Statements of Earnings (Loss)
(unaudited)
(in millions, except per share amounts)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2018	2017	2018	2017
NET SALES	$1,724	$1,606	$7,057	$6,384
COST OF SALES	1,313	1,210	5,425	4,815
Gross margin	411	396	1,632	1,569
OPERATING EXPENSES
Marketing and administrative expenses	169	163	700	620
Science and technology expenses	23	21	89	85
Other expenses, net	(3)	25	36	67
Total operating expenses	189	209	825	772
OPERATING INCOME	222	187	807	797
Non-operating (income) expense	(3)	37	(14)	60
EARNINGS BEFORE INTEREST AND TAXES	225	150	821	737
Interest expense, net	25	26	117	107
Loss on extinguishment of debt	—	—	—	71
EARNINGS BEFORE TAXES	200	124	704	559
Income tax expense	29	127	156	269
Equity in loss of affiliates	—	—	(1)	—
NET EARNINGS (LOSS)	171	(3)	547	290
Net earnings attributable to noncontrolling interests	—	1	2	1
NET EARNINGS (LOSS) ATTRIBUTABLE TO OWENS CORNING	$171	$(4)	$545	$289
EARNINGS (LOSS) PER COMMON SHARE ATTRIBUTABLE TO OWENS CORNING COMMON STOCKHOLDERS
Basic	$1.56	$(0.04)	$4.94	$2.59
Diluted	$1.55	$(0.04)	$4.89	$2.55
Dividend	$0.22	$0.21	$0.85	$0.81
WEIGHTED AVERAGE COMMON SHARES
Basic	109.4	111.2	110.4	111.5
Diluted	110.3	112.9	111.4	113.2

Table 2
Owens Corning and Subsidiaries
EBIT Reconciliation Schedules
(unaudited)

Adjusting income (expense) items to EBIT are shown in the table below (in millions):

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2018	2017	2018	2017
Restructuring costs	$(3)	$(11)	$(22)	$(48)
Acquisition-related costs	—	(3)	(16)	(15)
Recognition of acquisition inventory fair value step-up	—	—	(2)	(5)
Litigation settlement gain, net of legal fees	—	—	—	29
Pension settlement losses	—	(36)	—	(64)
Environmental liability charges	—	(15)	—	(15)
Total adjusting items	$(3)	$(65)	$(40)	$(118)

The reconciliation from net earnings (loss) attributable to Owens Corning to EBIT and Adjusted EBIT is shown in the table below (in millions):

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2018	2017	2018	2017
NET EARNINGS (LOSS) ATTRIBUTABLE TO OWENS CORNING	$171	$(4)	$545	$289
Net earnings attributable to noncontrolling interests	—	1	2	1
NET EARNINGS (LOSS)	171	(3)	547	290
Equity in loss of affiliates	—	—	(1)	—
Income tax expense	29	127	156	269
EARNINGS BEFORE TAXES	200	124	704	559
Interest expense, net	25	26	117	107
Loss on extinguishment of debt	—	—	—	71
EARNINGS BEFORE INTEREST AND TAXES	225	150	821	737
Adjusting items from above	(3)	(65)	(40)	(118)
ADJUSTED EBIT	$228	$215	$861	$855

Table 3
Owens Corning and Subsidiaries
Consolidated Statements of Cash Flows
(unaudited)
(in millions)

	Twelve Months Ended December 31,
	2018	2017
NET CASH FLOW PROVIDED BY OPERATING ACTIVITIES
Net earnings	$547	$290
Adjustments to reconcile net earnings to cash provided by operating activities:
Depreciation and amortization	433	371
Deferred income taxes	141	183
Provision for pension and other employee benefits liabilities	—	74
Stock-based compensation expense	47	44
Loss on extinguishment of debt	—	71
Other adjustments to reconcile net earnings to cash provided by operating activities	(49)	18
Change in operating assets and liabilities:
Changes in receivables, net	39	(66)
Changes in inventories	(216)	(57)
Changes in accounts payable and accrued liabilities	(89)	187
Changes in other operating assets and liabilities	7	(10)
Pension fund contributions	(40)	(72)
Payments for other employee benefits liabilities	(19)	(18)
Other	2	1
Net cash flow provided by operating activities	803	1,016
NET CASH FLOW USED FOR INVESTING ACTIVITIES
Cash paid for property, plant and equipment	(537)	(337)
Derivative settlements	64	3
Proceeds from the sale of assets or affiliates	27	3
Investment in subsidiaries and affiliates, net of cash acquired	(1,143)	(570)
Net cash flow used for investing activities	(1,589)	(901)
NET CASH FLOW PROVIDED BY FINANCING ACTIVITIES
Proceeds from senior revolving credit and receivables securitization facilities	1,954	1,133
Payments on senior revolving credit and receivables securitization facilities	(1,879)	(1,133)
Proceeds from term loan borrowing	600	—
Payments on term loan borrowing	(100)	—
Proceeds from long-term debt	389	588
Payments on long-term debt	—	(351)
Dividends paid	(92)	(89)
Net increase in short-term debt	16	1
Purchases of treasury stock	(236)	(159)
Other	(5)	13
Net cash flow provided by financing activities	647	3
Effect of exchange rate changes on cash	(29)	17
Net (decrease) increase in cash, cash equivalents and restricted cash	(168)	135
Cash, cash equivalents and restricted cash at beginning of period	253	118
CASH, CASH EQUIVALENTS AND RESTRICTED CASH AT END OF PERIOD	$85	$253
DISCLOSURE OF CASH FLOW INFORMATION
Cash paid during the year for income taxes	$91	$67
Cash paid during the year for interest	$158	$106

Table 4
Owens Corning and Subsidiaries
Consolidated Balance Sheets
(unaudited)
(in millions, except per share data)

	December 31,	December 31,
	2018	2017
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$78	$246
Receivables, less allowances of $16 at December 31, 2018 and $19 at December 31, 2017	794	806
Inventories	1,072	841
Assets held for sale	3	12
Other current assets	73	80
Total current assets	2,020	1,985
Property, plant and equipment, net	3,811	3,425
Goodwill	1,949	1,507
Intangible assets, net	1,779	1,360
Deferred income taxes	43	144
Other non-current assets	169	211
TOTAL ASSETS	$9,771	$8,632
LIABILITIES AND EQUITY
Total current liabilities	1,278	1,282
Long-term debt, net of current portion	3,362	2,405
Pension plan liability	268	256
Other employee benefits liability	190	225
Deferred income taxes	141	37
Other liabilities	208	223
OWENS CORNING STOCKHOLDERS’ EQUITY
Preferred stock, par value $0.01 per share (a)	—	—
Common stock, par value $0.01 per share (b)	1	1
Additional paid in capital	4,028	4,011
Accumulated earnings	2,013	1,575
Accumulated other comprehensive deficit	(656)	(514)
Cost of common stock in treasury (c)	(1,103)	(911)
Total Owens Corning stockholders’ equity	4,283	4,162
Noncontrolling interests	41	42
Total equity	4,324	4,204
TOTAL LIABILITIES AND EQUITY	$9,771	$8,632

(a)10 shares authorized; none issued or outstanding at December 31, 2018 and December 31, 2017
(b)400 shares authorized; 135.5 issued and 109.5 outstanding at December 31, 2018; 135.5 issued and 111.5 outstanding at December 31, 2017
(c)26.0 shares at December 31, 2018 and 24.0 shares at December 31, 2017

Table 5
Owens Corning and Subsidiaries
Segment Information
(unaudited)

Composites
The table below provides a summary of net sales, EBIT and depreciation and amortization expense for the Composites segment (in millions):

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2018	2017	2018	2017
Net sales	$481	$506	$2,041	$2,068
% change from prior year	-5%	9%	-1%	6%
EBIT	$56	$74	$251	$291
EBIT as a % of net sales	12%	15%	12%	14%
Depreciation and amortization expense	$38	$37	$147	$144

Insulation
The table below provides a summary of net sales, EBIT and depreciation and amortization expense for the Insulation segment (in millions):

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2018	2017	2018	2017
Net sales	$732	$595	$2,720	$2,001
% change from prior year	23%	26%	36%	14%
EBIT	$115	$79	$290	$177
EBIT as a % of net sales	16%	13%	11%	9%
Depreciation and amortization expense	$48	$35	$186	$124

Roofing
The table below provides a summary of net sales, EBIT and depreciation and amortization expense for the Roofing segment (in millions):

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2018	2017	2018	2017
Net sales	$546	$560	$2,492	$2,553
% change from prior year	-3%	16%	-2%	16%
EBIT	$83	$108	$434	$535
EBIT as a % of net sales	15%	19%	17%	21%
Depreciation and amortization expense	$13	$13	$51	$50

Table 6
Owens Corning and Subsidiaries
Corporate, Other and Eliminations
(unaudited)
Corporate, Other and Eliminations
The table below provides a summary of EBIT and depreciation and amortization expense for the Corporate, Other and Eliminations category (in millions):

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2018	2017	2018	2017
Restructuring costs	$(3)	$(11)	$(22)	$(48)
Acquisition-related costs	—	(3)	(16)	(15)
Recognition of acquisition inventory fair value step-up	—	—	(2)	(5)
Litigation settlement gain, net of legal fees	—	—	—	29
Pension settlement losses	—	(36)	—	(64)
Environmental liability charges	—	(15)	—	(15)
General corporate expense and other	(26)	(46)	(114)	(148)
EBIT	$(29)	$(111)	$(154)	$(266)
Depreciation and amortization	$11	$17	$49	$53

Table 7
Owens Corning and Subsidiaries
EPS Reconciliation Schedules
(unaudited)
(in millions, except per share data)
A reconciliation from net earnings (loss) attributable to Owens Corning to adjusted earnings and a reconciliation from diluted earnings (loss) per share to adjusted diluted earnings per share are shown in the tables below:

	Three Months Ended								Twelve Months Ended
	March 31,		June 30,		September 30,		December 31,		December 31,
	2018	2017	2018	2017	2018	2017	2018	2017	2018	2017
RECONCILIATION TO ADJUSTED EARNINGS
Net earnings (loss) attributable to Owens Corning	$92	$101	$121	$96	$161	$96	$171	$(4)	$545	$289
Adjustment to remove adjusting items (a)	21	1	8	40	8	83	3	65	40	189
Adjustment to remove tax benefit on adjusting items (b)	(7)	—	(1)	(9)	(2)	(29)	(2)	(24)	(12)	(62)
Adjustment to remove significant tax items and reserve reversals (c)	—	—	—	—	2	—	(25)	82	(23)	82
Adjustment to tax expense to reflect pro forma tax rate (c)	(14)	(5)	4	8	5	(9)	5	6	—	—
ADJUSTED EARNINGS	$92	$97	$132	$135	$174	$141	$152	$125	$550	$498

RECONCILIATION TO ADJUSTED DILUTED EARNINGS PER SHARE ATTRIBUTABLE TO OWENS CORNING COMMON STOCKHOLDERS
DILUTED EARNINGS (LOSS) PER COMMON SHARE ATTRIBUTABLE TO OWENS CORNING COMMON STOCKHOLDERS	$0.82	$0.89	$1.08	$0.85	$1.45	$0.85	$1.55	$(0.04)	$4.89	$2.55
Adjustment to remove adjusting items (a)	0.19	0.01	0.07	0.35	0.07	0.74	0.03	0.58	0.36	1.67
Adjustment to remove tax benefit on adjusting items (b)	(0.06)	—	(0.01)	(0.08)	(0.02)	(0.26)	(0.02)	(0.22)	(0.11)	(0.54)
Adjustment to remove significant tax items and reserve reversals (c)	—	—	—	—	0.02	—	(0.23)	0.73	(0.20)	0.72
Adjustment to tax expense to reflect pro forma tax rate (c)	(0.13)	(0.05)	0.04	0.07	0.05	(0.08)	0.05	0.06	—	—
ADJUSTED DILUTED EARNINGS PER SHARE ATTRIBUTABLE TO OWENS CORNING COMMON STOCKHOLDERS	$0.82	$0.85	$1.18	$1.19	$1.57	$1.25	$1.38	$1.11	$4.94	$4.40

RECONCILIATION TO DILUTED SHARES OUTSTANDING
Weighted average shares outstanding used for basic earnings per share	111.5	112.3	110.9	111.6	110.0	111.0	109.4	111.2	110.4	111.5
Non-vested restricted shares and performance shares	1.0	0.9	0.8	1.2	0.7	1.4	0.8	1.5	0.8	1.5
Options to purchase common stock	0.3	0.3	0.2	0.3	0.2	0.3	0.1	0.2	0.2	0.2
Diluted shares outstanding	112.8	113.5	111.9	113.1	110.9	112.7	110.3	112.9	111.4	113.2

(a)	Adjusting items in 2017 include loss on extinguishment of debt. Please refer to Table 2 "EBIT Reconciliation Schedules" for additional information on adjusting items.
(b)	The tax impact of adjusting items is based on our expected tax accounting treatment and rate for the jurisdiction of each adjusting item.
(c)
To compute adjusted earnings, we apply a full year pro forma effective tax rate to each quarter presented. For 2018, we have used an effective tax rate of 26%, which was our 2018 effective tax rate excluding the adjusting items referenced in (a) and (b) and excluding the impact of our net charge related to the U.S. Tax Cuts and Jobs Act of 2017 and the $32 million gain related to the settlement of an uncertain tax position in Finland. For 2017, we have used an effective tax rate of 33%, which was our 2017 effective tax rate excluding the adjusting items referenced in (a) and (b) and excluding the impact of our net charge related to the U.S. Tax Cuts and Jobs Act of 2017.

Table 8
Owens Corning and Subsidiaries
Free Cash Flow Reconciliation Schedule
(unaudited)

The reconciliation from net cash flow provided by operating activities to free cash flow and the calculation of free cash flow conversion of adjusted earnings ("free cash flow conversion") are shown in the table below (in millions):

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2018	2017	2018	2017
NET CASH FLOW PROVIDED BY OPERATING ACTIVITIES	$297	$322	$803	$1,016
Less: Cash paid for property, plant and equipment	(112)	(88)	(537)	(337)
FREE CASH FLOW	$185	$234	$266	$679
ADJUSTED EARNINGS (a)	$152	$125	$550	$498
FREE CASH FLOW CONVERSION (b)	n/a	n/a	48%	136%

(a)	Please refer to Table 7 "EPS Reconciliation Schedules" for the reconciliation from net earnings (loss) attributable to Owens Corning to adjusted earnings.
(b)	We compute free cash flow conversion on annual basis only due to the seasonality of our businesses.